As filed with the Securities and Exchange Commission on March 10, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HCA Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8062 (Primary Standard Industrial Classification Code Number)	27-3865930 (I.R.S. Employer Identification Number)
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John M. Franck II, Esq.
HCA Holdings, Inc.
Vice President and Corporate Secretary
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	J. Page Davidson, Esq. Ryan D. Thomas, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201-2017 (615) 742-6200	James J. Clark, Esq. Jonathan A. Schaffzin, Esq. William J. Miller, Esq. Cahill Gordon & Reindel llp Eighty Pine Street New York, New York 10005-1702 (212) 701-3000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-171369
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Aggregate Offering	Aggregate Offering	Amount of
Securities to be Registered	be Registered(1)	Price per Share(2)	Price(1)(2)	Registration Fee(3)
Common Stock, par value $0.01 per share	2,530,000 shares	$30.00	$75,900,000	$8,812

(1)	The registrant previously registered 142,600,000 shares of its Common Stock at an aggregate offering price not to exceed $4,278,000,000 on Form S-1 (File No. 333-171369), which registration statement was declared effective by the Securities and Exchange Commission on March 9, 2011. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, and certain interpretations of the Securities and Exchange Commission with respect thereto, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under such registration statement is hereby registered.

(2)	Based on the per share public offering price.

(3)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933.

EXPLANATORY NOTE
     This registration statement is being filed by HCA Holdings, Inc. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 and General Instruction V of Form S-1. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-1, as amended (File No. 333-171369), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on March 9, 2011 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 2,530,000 shares of the Company’s common stock described in the prospectus constituting a part of the Initial Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and financial statement schedules.
     (a) Exhibits.

Exhibit Number	Exhibit Title
5.1	Opinion of Simpson Thacher & Bartlett LLP (filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-171369) and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney.

*	Included on the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-171369), which was originally filed with the Commission on December 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 10, 2011.

HCA HOLDINGS, INC.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 10, 2011.

Signature	Title

*	Chairman of the Board and Chief Executive Officer

Richard M. Bracken	(Principal Executive Officer)

*	President, Chief Financial Officer and Director

R. Milton Johnson	(Principal Financial Officer and Principal Accounting Officer)

Director

Jay O. Light

Director

Geoffrey G. Meyers

*	Director

Christopher J. Birosak

*	Director

John P. Connaughton

*	Director

James D. Forbes

*	Director

Kenneth W. Freeman

*	Director

Thomas F. Frist, III

*	Director

William R. Frist

*	Director

Christopher R. Gordon

*	Director

Michael W. Michelson

Signature	Title

*	Director

James C. Momtazee

*	Director

Stephen G. Pagliuca

*	Director

Nathan C. Thorne

*By:	/s/ John M. Franck II

Attorney-in-fact